Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Investor Relations – John Hobbs
Media – Michelle DeGrand
+1 425-453-9400

ESTERLINE REPORTS FISCAL 2018 THIRD QUARTER FINANCIAL RESULTS

•	Fiscal 2018 Third Quarter Results

•	Sales of $499.9 million

•	Income from continuing operations of $29.7 million, or $1.00 per diluted share

•	Free cash flow of $80.1 million year-to-date

•	Reiterate FY18 full-year revenue, earnings and cash flow guidance

BELLEVUE, Wash., August 2, 2018 – Esterline Corporation (NYSE:ESL) (www.esterline.com), a leading specialty manufacturer serving global aerospace and defense markets, today reported results for the fiscal 2018 third quarter ended June 29, 2018.

Consolidated third quarter revenue was $499.9 million compared with the prior-year result of $504.1 million. Prior-year results included $23.4 million in sales from the recently divested Kirkhill business.

Consolidated earnings from continuing operations in the third fiscal quarter of 2018 were $29.7 million, or $1.00 per diluted share. The results for the third quarter period of 2017 were $31.8 million, or $1.06 per diluted share. Adjusted earnings from continuing operations for the third fiscal quarter of 2017 were $33.0 million, or $1.10 per diluted share, excluding discrete advanced displays integration and compliance costs.

“We completed the quarter ahead of our most recent expectations,” said Curtis Reusser, Esterline’s Chairman, President & Chief Executive Officer. “Our avionics team successfully mitigated a significant portion of the effect of a previously reported 13-day work stoppage in Montreal. We expect to recapture the balance of the impacted sales volume in the fiscal fourth quarter. In addition, other Esterline businesses fulfilled more orders in the third quarter than planned, shifting some sales from the fourth quarter into the third. We remain focused on driving revenue growth across our global operations, supported by a very healthy backlog and year-to-date book-to-bill ratio of 1.15.”

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Third Quarter Results of Operations

The company reported consolidated operating earnings before interest and tax in the third quarter of fiscal 2018 of $48.3 million, or 9.7% of sales, compared with $49.9 million, or 9.9% of sales, reported in the prior year.

The Avionics & Controls segment reported fiscal third quarter operating earnings of $23.8 million on sales of $210.8 million. This compares with operating earnings of $22.5 million on sales of $209.2 million in the same period of fiscal 2017. Solid performance in the recent quarter across the businesses within this segment more than offset lower year-over-year sales and profits resulting from the previously mentioned strike. Segment R&D spending was lower in the 2018 period as the company’s efforts on the Embraer E2 family of airliners shift from development to production.

The Sensors & Systems segment reported fiscal third quarter operating earnings of $22.1 million on sales of $190.9 million. The segment’s operating earnings in the same period of 2017 were $25.6 million on sales of $184.8 million. The fiscal 2017 results benefited from strong sales and above-average margins on an FAA-mandated GFI retrofit program that ended in the fourth quarter of fiscal 2017. Segment operating profit moderated with the completion of the GFI program but has returned to growth over the last two quarters.

The Advanced Materials segment reported fiscal third quarter operating earnings of $21.2 million on sales of $98.2 million. During the same period of fiscal 2017, the segment reported operating earnings of $17.8 million on sales of $110.1 million. The fiscal 2017 performance includes the operating results from the Kirkhill business, which was divested in the second quarter of fiscal 2018. Excluding $23.4 million in sales and a $2.6 million operating loss from the Kirkhill operations, adjusted segment sales in the fiscal 2017 third quarter were $86.7 million and adjusted operating earnings were $20.4 million. Sales growth in the fiscal 2018 third quarter was driven by strong performance across the segment.

Year-to-Date Results of Operations

Consolidated operating results for the first nine months of fiscal 2018 include discrete tax expenses of $48.6 million, or $1.63 per diluted share, related to the U.S. Tax Cuts and Jobs Act of 2017 (TCJA). Including that impact, the company reported earnings from continuing operations for the first nine months of fiscal 2018 of $18.9 million, or $0.63 per diluted share. Excluding the discrete impact of the TCJA, the company generated adjusted earnings from continuing operations during the first nine months of this fiscal year of $67.5 million, or $2.26 per diluted share. Earnings from continuing operations for the first nine months of fiscal 2017 were $87.3 million, or $2.92 per diluted share. Adjusted earnings from continuing operations for the first nine months of fiscal 2017 were $92.4 million, or $3.09 per diluted share (see further details in the Non-GAAP Financial Information section below).

Cash flow from operations through the first nine months of fiscal 2018 was $119.4 million, compared with $138.9 million through the first nine months of fiscal 2017. Capital expenditures during the first

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nine months of fiscal 2018 were $39.2 million, resulting in free cash flow of $80.1 million for the 2018 period compared with $96.7 million for the same period in 2017. The decline in free cash flow is primarily attributable to lower net earnings in the fiscal 2018 period.

Booking Activity

The company has booked more than $1.7 billion of new orders on a year-to-date basis, resulting in a year-to-date book-to-bill ratio of 1.15. The company’s backlog has increased over the past twelve months, standing at $1.47 billion at the end of the fiscal 2018 third quarter, compared with a $1.24 billion backlog at the end of the fiscal 2017 third quarter. The current backlog has greater depth with a higher proportion of system and sub-system orders, many with scheduled deliveries twelve months or more into the future.

Capital Allocation

During the third quarter of fiscal 2018, the company paid down $23.1 million of U.S. debt, resulting in a leverage ratio of 2.7 as of the end of the quarter.

Fiscal 2018 Outlook

The company reiterated its guidance for fiscal year 2018, continuing to expect revenue in the range of $2.00 billion to $2.05 billion and anticipating fiscal 2018 earnings in the range of $3.65 to $3.85 per diluted share, excluding the $1.63 impact from the TCJA. The company expects to generate free cash flow between $115 million and $140 million for the full year.

Additional information about the company’s financial results is available in a presentation on the company’s website (www.esterline.com) in the Investor Relations section under “Presentations.” The presentation is also included as Exhibit 99.2 to the company’s report on Form 8-K, which is being submitted today to the SEC.

Conference Call Information

Esterline will host a conference call to discuss this announcement today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The U.S. dial-in number is 877-307-0078; outside the U.S., use 531-289-2890. The pass code for the call is: 9167058.

Non-GAAP Financial Information

This press release and the related presentation providing supplemental financial information may include non-GAAP financial measures—adjusted earnings from continuing operations, adjusted earnings from continuing operations per diluted share, adjusted operating earnings from continuing operations (EBIT), adjusted earnings before interest, tax, depreciation and amortization (EBITDA), adjusted segment sales, adjusted segment operating earnings (before income taxes) and free cash flow—that have not been calculated in accordance with generally accepted accounting principles

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(GAAP) in the U.S. Adjusted earnings from continuing operations consist of earnings from continuing operations attributable to Esterline less the costs associated with incremental compliance costs (described further below), discrete items associated with our acquisition of the Advanced Displays business in January 2015, and the one-time expenses associated with the TCJA. Adjusted earnings from continuing operations per diluted share divides each element of adjusted earnings from continuing operations by the weighted average number of shares outstanding, diluted for the periods presented. EBIT is defined as operating earnings from continuing operations. Adjusted EBIT excludes the same costs excluded from adjusted earnings from continuing operations set forth in the table below. EBITDA from continuing operations is defined as net earnings plus loss from discontinued operations plus earnings attributable to noncontrolling interests plus income tax expense less interest income plus interest expense plus depreciation & amortization (excluding amortization of debt issuance costs) of $25.2 million in the third quarter of fiscal 2018 and $25.5 million in the third quarter of fiscal 2017. Adjusted segment sales consist of net sales of our Advanced Materials segment reduced by the sales from our Kirkhill business. Adjusted segment operating earnings consist of operating earnings (before income taxes) of our Advanced Materials segment reduced by the operating earnings from our Kirkhill business. Free cash flow is defined as cash flow from operations of $119.4 million less capital expenditures of $39.2 million in the first nine months of fiscal 2018, and cash flow from operations of $138.9 million less capital expenditures of $42.2 million in the first nine months of fiscal 2017. In accordance with the SEC’s requirements, below is the reconciliation of the non-GAAP adjusted earnings from continuing operations to the comparable GAAP earnings from continuing operations in the applicable periods. Additional relevant reconciliations are included in the presentation providing supplemental financial information.

In millions, except per share amounts

	Three Months Ended June 29, 2018		Three Months Ended June 30, 2017
	Diluted EPS		Diluted EPS
Earnings from Continuing Operations Attributable to Esterline (GAAP), Net of Tax	$29.7	$1.00	$31.8	$1.06
Advanced Displays Integration Costs, Net of Tax of $0.1	—	—	0.1	0.00
Compliance Costs[1], Net of Tax of $0.4	—	—	1.1	0.04

Adjusted Earnings from Continuing Operations (non-GAAP), Net of Tax	$29.7	$1.00	$33.0	$1.10

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In millions, except per share amounts

	Nine Months Ended June 29, 2018		Nine Months Ended June 30, 2017
	Diluted EPS		Diluted EPS
Earnings from Continuing Operations Attributable to Esterline (GAAP), Net of Tax	$18.9	$0.63	$87.3	$2.92
Advanced Displays Integration Costs, Net of Tax of $0.2	—	—	0.9	0.03
Compliance Costs[1], Net of Tax of $1.1	—	—	4.2	0.14
Provisional Tax Expense Due to TCJA	48.6	1.63	—	—

Adjusted Earnings from Continuing Operations (non-GAAP), Net of Tax	$67.5	$2.26	$92.4	$3.09

¹	See explanation of these costs in Exhibit 99.2 to the company’s Form 8-K filed today with the SEC.

The company provides these non-GAAP financial measures as supplemental information to the GAAP financial measures. Management uses these non-GAAP financial measures to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources, and (c) measure the operational performance of the company’s business units.

In addition, management believes including these non-GAAP financial measures enhances investors’ and financial analysts’ understanding of the company’s performance as well as their ability to assess and compare the company’s historical results of operations.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, and free cash flow is not necessarily indicative of amounts available for discretionary use. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items that comprise the calculation. The company compensates for these limitations by using these non-GAAP financial measures as a supplement to the GAAP measures and by providing reconciliations of the non-GAAP and comparable GAAP financial measures. The non-GAAP financial measures should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the company’s future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Report on Form 10-K/A.

See attached Consolidated Statement of Operations, Consolidated Sales and

Earnings from Continuing Operations by Segment, and Consolidated Balance Sheet

Page 6 of 8    Esterline Reports Fiscal 2018 Third Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Statement of Operations (unaudited)

In thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Segment Sales
Avionics & Controls	$210,787	$209,168	$626,304	$615,143
Sensors & Systems	190,895	184,804	564,516	535,287
Advanced Materials	98,189	110,135	308,725	321,224

Net Sales	499,871	504,107	1,499,545	1,471,654

Cost of Sales	329,951	330,408	1,017,562	977,837

	169,920	173,699	481,983	493,817
Expenses
Selling, general and administrative	98,895	93,615	299,817	286,649
Research, development and engineering	22,830	30,190	73,397	80,937
Insurance recovery	—	—	—	(7,789)
License fee income	—	—	(5,293)	—
Loss (Gain) on sale of business	(97)	—	5,213	—

Total Expenses	121,628	123,805	373,134	359,797

Operating Earnings from Continuing Operations	48,292	49,894	108,849	134,020
Interest Income	(579)	(150)	(1,326)	(346)
Interest Expense	7,902	7,299	23,673	22,645

Earnings from Continuing Operations Before Income Taxes	40,969	42,745	86,502	111,721
Income Tax Expense	11,094	10,703	66,962	23,320

Earnings from Continuing Operations Including Noncontrolling Interests	29,875	32,042	19,540	88,401
Earnings Attributable to Noncontrolling Interests	(158)	(278)	(684)	(1,069)

Earnings from Continuing Operations Attributable to Esterline, Net of Tax	29,717	31,764	18,856	87,332
Gain (Loss) from Discontinued Operations, Attributable to Esterline, Net of Tax	(1,894)	(815)	(2,137)	(6,185)

Net Earnings Attributable to Esterline	$27,823	$30,949	$16,719	$81,147

Earnings (Loss) Per Share — Basic:
Continuing Operations	$1.01	$1.07	$0.63	$2.94
Discontinued Operations	(0.06)	(0.03)	(0.07)	(0.21)

Earnings (Loss) Per Share — Basic	$0.95	$1.04	$0.56	$2.73

Earnings (Loss) Per Share — Diluted:
Continuing Operations	$1.00	$1.06	$0.63	$2.92
Discontinued Operations	(0.06)	(0.03)	(0.07)	(0.21)

Earnings (Loss) Per Share — Diluted	$0.94	$1.03	$0.56	$2.71

Weighted Average Number of Shares Outstanding — Basic	29,430	29,830	29,649	29,698
Weighted Average Number of Shares Outstanding — Diluted	29,548	30,068	29,775	29,953

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ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Sales and Earnings From Continuing Operations by Segment (unaudited)

In thousands

	Three Months Ended		Nine Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Segment Sales
Avionics & Controls	$210,787	$209,168	$626,304	$615,143
Sensors & Systems	190,895	184,804	564,516	535,287
Advanced Materials	98,189	110,135	308,725	321,224

Net Sales	$499,871	$504,107	$1,499,545	$1,471,654

Earnings from Continuing Operations Before Income Taxes
Avionics & Controls	$23,781	$22,496	$67,839	$61,185
Sensors & Systems	22,135	25,587	53,119	70,087
Advanced Materials	21,152	17,780	45,288	55,982

Segment Earnings	67,068	65,863	166,246	187,254
Corporate expense	(18,776)	(15,969)	(57,397)	(53,234)
Interest income	579	150	1,326	346
Interest expense	(7,902)	(7,299)	(23,673)	(22,645)

Earnings from Continuing Operations Before Income Taxes	$40,969	$42,745	$86,502	$111,721

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ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Balance Sheet (unaudited)

In thousands

	June 29, 2018	September 29, 2017
Assets
Current Assets
Cash and cash equivalents	$351,039	$307,826
Accounts receivable, net	401,244	430,524
Inventories	479,494	477,969
Income tax refundable	18,503	12,814
Prepaid expenses	23,778	19,239
Other current assets	4,574	13,836
Current assets of businesses held for sale	4,052	6,501

Total Current Assets	1,282,684	1,268,709

Property, Plant and Equipment, Net	316,876	348,634

Other Non-Current Assets
Goodwill	1,031,234	1,053,573
Intangibles, net	318,169	359,166
Deferred income tax benefits	55,532	56,793
Other assets	17,323	19,804
Non-current assets of businesses held for sale	12,632	13,334

	$3,034,450	$3,120,013

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$133,470	$138,595
Accrued liabilities	218,953	230,007
Current maturities of long-term debt	15,245	17,424
U.S. and foreign income taxes	7,151	582
Current liabilities of businesses held for sale	3,212	7,184

Total Current Liabilities	378,031	393,792

Long-Term Liabilities
Credit facilities	25,000	50,000
Long-term debt, net of current maturities	695,884	709,424
Deferred income tax liabilities	34,927	43,978
Pension and post-retirement obligations	65,443	66,981
Long-term U.S. income taxes payable	38,640	—
Other liabilities	17,703	18,838
Non-current liabilities of businesses held for sale	2,910	1,724

Total Shareholders’ Equity	1,775,912	1,835,276

	$3,034,450	$3,120,013